Page 2 of 32 Table of Contents Page Executive Summary 3 Corporate Information 6 Consolidated Balance Sheets 8 Consolidated Statements of Operations 9 Funds from Operations & Adjusted Funds from Operations 10 Consolidated Same-Store Property Performance 11 NOI Detail 12 Debt Summary & Debt Metrics 13 Debt Maturities, Composition & Hedging Instruments 14 Debt Covenant Compliance 15 Existing Portfolio Summary 16 Office Properties by Location 17 Office Properties Occupancy Detail 18 15 Largest Office Tenants 19 Studio Properties & Services 20 Office Leasing Activity 21 Expiring Office Leases Summary 22 Uncommenced, Backfilled & Expiring Office Leases—Next 8 Quarters 23 Development Pipeline 25 Consolidated & Unconsolidated Ventures 26 Definitions 27 Non-GAAP Reconciliations 30 Hudson Pacific Properties, Inc. is referred to herein as the “Company,” “Hudson Pacific,” “HPP,” “we,” “us,” or “our.” This Supplemental Information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic or real estate developments in our target markets; general economic conditions; defaults on, early terminations of or non-renewal of leases by tenants; fluctuations in interest rates and increased operating costs; our failure to obtain necessary outside financing, maintain an investment grade rating or maintain compliance with covenants under our financing arrangements; our failure to generate sufficient cash flows to service our outstanding indebtedness and maintain dividend payments; lack or insufficient amounts of insurance; decreased rental rates or increased vacancy rates; difficulties in identifying properties to acquire or dispose and completing acquisitions or dispositions; our failure to successfully operate acquired properties and operations; our failure to maintain our status as a REIT; the loss of key personnel; environmental uncertainties and risks related to adverse weather conditions and natural disasters; financial market and foreign currency fluctuations; risks related to acquisitions generally, including the diversion of management’s attention from ongoing business operations and the impact on customers, tenants, lenders, operating results and business; the inability to successfully integrate acquired properties, realize the anticipated benefits of acquisitions or capitalize on value creation opportunities; changes in the tax laws and uncertainty as to how those changes may be applied; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. These factors are not exhaustive. For a discussion of important risks related to Hudson Pacific’s business and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K as well as other risks described in documents we file with the Securities and Exchange Commission, or SEC. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. This Supplemental Information also includes non-GAAP financial measures, which are accompanied by what we consider the most directly comparable financial measures calculated and presented in accordance with GAAP. In addition, quantitative reconciliations of the differences between the most directly comparable GAAP and non-GAAP financial measures presented are also provided within this Supplemental Information. Definitions of these non-GAAP financial measures, along with that of HPP’s Share of certain of these measures, can be found in the Definitions section of this Supplemental information.

Executive Summary
Three Months Ended June 30, 2026

Victor Coleman, Hudson Pacific's CEO and Chairman, commented, "Our second quarter results reflect the continued execution of our strategy to drive occupancy and unlock the earnings power of our portfolio. We delivered our fourth consecutive quarter of in-service office occupancy gains, up 470 basis points to 82.5%, and executed 1.3 million square feet of office leases, headlined by 891,000 square feet of new and renewal leases with the City and County of San Francisco. This landmark transaction underscores the enduring appeal of our portfolio and provides nearly a quarter century of cash flow visibility. We increased Core FFO on a per share basis by 30% to $0.35, while growing same-store cash NOI by 7.5%, further evidence that our occupancy gains are translating directly into earnings growth.

"Our studio business also continued to make progress, highlighted by our Hollywood stages, which remained effectively fully leased at 95.5%. We stayed disciplined on capital allocation, ending the quarter with $876 million of total liquidity while continuing to prune non-core assets. With a reloaded 2.4 million-square-foot leasing pipeline, and broad demand from AI, other technology and professional services tenants alike building across our West Coast markets, we are confident in our path toward sustained FFO per share growth."

Unaudited, in thousands, except share data

	Three Months Ended	
	6/30/26	6/30/25
OPERATIONAL HIGHLIGHTS		
Office		
In-service % occupied	82.5 %	75.1 %
In-service % leased	82.8 %	76.2 %
Leases executed (square feet)	1,293,894	558,055
% change in GAAP rent	17.2 %	4.9 %
% change in cash rent	(11.4)%	(1.8)%
Weighted average lease term (in months)	143.1	62.5
Net effective rent per square foot	$ 52.80	$ 48.57
Studio		
In-service trailing 3-month stage % leased	74.6 %	65.4 %
In-service trailing 12-month stage % leased	74.6 %	63.6 %
FINANCIAL HIGHLIGHTS		
Total revenues	$ 188,298	$ 190,002
Net loss attributable to common stockholders	$ (104,572)	$ (83,149)
Net loss per diluted share	$ (1.62)	$ (2.87)
Core FFO per common stock/unit—diluted(1)	$ 0.35	$ 0.27
FFO per common stock/unit—diluted(1)	$ 0.24	$ (0.38)
AFFO per common stock/unit—diluted(1)	$ (0.05)	$ (0.20)
Same-store NOI growth(2)	9.0 %	(14.4)%
Same-store cash NOI growth(2)	7.5 %	(16.4)%
Weighted average common stock/units outstanding—diluted	65,684	29,773
BALANCE SHEET HIGHLIGHTS		
HPP's share debt, net/HPP's share undepreciated book value(3)	32.4 %	31.3 %
HPP's share debt, net/cash adjusted EBITDAre for selected ratios(3)	11.2x	12.2x
Weighted average years to maturity—HPP's share secured and unsecured debt	2.1	2.9
Unsecured revolving credit facility undrawn capacity	$ 795,250	$ 775,000
Unrestricted cash and cash equivalents	$ 80,760	$ 236,025

Note: Definitions for commonly used terms on pages 27-29.
(1) See page 10 for a reconciliation of net loss to FFO and AFFO.
(2) See page 12 for cash NOI reconciliation.
(3) See pages 30-32 for non-GAAP reconciliations.

Page 3 of 32

Page 4 of 32 Financial Results Compared to Second Quarter 2025 • Total revenue of $188.3 million compared to $190.0 million, primarily due to asset dispositions, partially offset by improved office occupancy • General and administrative expenses of $12.0 million, improved from $13.5 million (excluding $14.3 million of one-time expenses in the prior year associated with cancellation of non-cash compensation agreements), driven by ongoing cost savings initiatives • Core FFO grew to $23.1 million, or $0.35 per diluted share, compared to $8.0 million, or $0.27 per diluted share, up approximately 30% on a per share basis ◦ Adjustments to FFO totaled $7.5 million, or $0.11 per diluted share, compared to $19.2 million, or $0.64 per diluted share • FFO increased to $15.6 million, or $0.24 per diluted share, up from $(11.2) million, or $(0.38) per diluted share • AFFO improved to $(3.2) million, or $(0.05) per diluted share, up from $(6.1) million, or $(0.20) per diluted share, driven by stronger Core FFO, partially offset by the timing of capital expenditures associated with lease- up activity • Same-store cash NOI of $90.2 million grew 7.5% from $83.9 million, driven by higher office and studio occupancy Office Leasing • Executed 56 leases totaling 1.3 million square feet (61% new / 39% renewal), headlined by 891,000 square feet of new and renewal leases signed with the City and County of San Francisco at 1455 Market with a weighted average 24-year term ◦ Executed 402,000 square feet (71% new / 29% renewal) across the broader portfolio excluding the City and County leases, including additional notable leases: ▪ 39,000-square-foot, 9-year new lease at 83 King in Pioneer Square; ▪ 28,000-square-foot, 5-year new lease at Hill7 in Denny Triangle; ▪ 26,000-square-foot, 9-year new lease at Page Mill Hill in Palo Alto; and ▪ 20,000-square-foot, 3-year new lease at Shorebreeze in Redwood Shores • GAAP rents on new leases signed increased 17.2% compared to prior levels while cash rents were down 11.4%, largely due to the City and County leases at 1455 Market ◦ Excluding the City and County leases, GAAP and cash rents were down 3.3% and 9.9%, respectively, due to re-leasing activity on space previously signed at pre-pandemic peak rents in Palo Alto • In-service office portfolio occupancy improved for the fourth consecutive quarter to 82.5% (up sequentially from 77.8%) and leased rate rose to 82.8% (up sequentially from 78.4%) Studio Leasing • In-service studio stages were 74.6% leased on a trailing three-month basis (up sequentially from 72.8%) and 74.6% on a trailing 12-month basis (up sequentially from 72.5%) ◦ Reflects Hollywood studios' continued strong performance with stages 95.5% leased; Sunset Pier 94 Studios reached 78.5% leased (up sequentially from 38.8%) Dispositions • Subsequent to quarter-end, sold 2001 Gateway, a 161,000-square-foot, 55% leased office building, part of the Gateway office complex in North San Jose, for $25 million with net proceeds used for general corporate purposes Balance Sheet as of June 30, 2026 • Total liquidity of $876.1 million consisting of $80.8 million in unrestricted cash and cash equivalents and full availability of $795.3 million under the unsecured revolving credit facility • Net debt to undepreciated book value of 32.4% (HPP's share), with 100.0% of debt fixed or capped at a weighted average interest rate of 4.9% and one remaining 2026 maturity Executive Summary (continued) Three Months Ended June 30, 2026 Note: Definitions for commonly used terms on pages 27-29.

HUDSON PACIFIC PROPERTIES

Executive Summary (continued)

Three Months Ended June 30, 2026

Dividend

- The Board of Directors declared and paid a dividend of $0.296875 per share on the 4.750% Series C cumulative preferred stock

2026 Outlook

Hudson Pacific is increasing its full-year 2026 Core FFO outlook to $1.12 to $1.20 per diluted share, from the prior range of $1.10 to $1.18. This updated range excludes the previously announced closures of Quixote's stage and Atlanta operations and the associated stage ancillary and pro-supplies segments from Core FFO.

This outlook reflects management's view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of events referenced in this press release and in earlier announcements. It otherwise excludes any impact from new acquisitions, dispositions, debt financings, amendments or repayments, recapitalizations, capital markets activity or similar matters. There can be no assurance that actual results will not differ materially from these estimates.

The table below reflects key assumptions for this outlook:

Unaudited, in thousands

FULL-YEAR 2026 ASSUMPTIONS		
Metric	**August 2026**	**May 2026**
Average in-service office occupancy	80.0% to 82.0%	Unchanged
Growth in same-store property cash NOI[(1)(2)]	(1.75%) to (0.75%)	Unchanged
GAAP non-cash revenue[(3)]	$11,500 to $16,500	Unchanged
GAAP non-cash expense[(4)]	($6,000) to ($8,000)	Unchanged
General and administrative expenses[(5)]	($48,500) to ($54,500)	($49,500) to ($55,500)
Interest expense[(6)]	($150,000) to ($160,000)	Unchanged
Non-real estate depreciation and amortization	($12,000) to ($14,000)	Unchanged
FFO from unconsolidated joint ventures	$500 to $2,500	Unchanged
FFO attributable to non-controlling interests	($22,000) to ($26,000)	Unchanged
FFO attributable to preferred units/shares	($20,000) to ($20,000)	Unchanged
Weighted average common stock/units outstanding—diluted[(7)]	65,000 to 66,000	Unchanged

(1) Same-store defined as the consolidated 37 office properties and three studio properties owned and stabilized as of January 1, 2025, and anticipated to be owned and stabilized through December 31, 2026.
(2) See non-GAAP information below for cash NOI definition.
(3) Includes non-cash straight-line rent, above/below-market rents and lease incentives associated with studio and office properties.
(4) Includes non-cash straight-line rent expense and above/below-market ground rent associated with studio and office properties.
(5) Includes estimated $6.9 million of non-cash compensation expense.
(6) Includes estimated $6.0 million of non-cash interest expense.
(7) Diluted shares represent Company ownership through shares of common stock, OP Units and other convertible or exchangeable instruments. Weighted average fully diluted common stock/units outstanding for 2026 includes estimated dilution of stock grants to executives under long-term incentive programs. This estimate is based on award potential as of the end of the most recently completed quarter, calculated in accordance with ASC 260, Earnings Per Share.

Note: Definitions for commonly used terms on pages 27-29.

Page 5 of 32

Corporate Information

Hudson Pacific Properties (NYSE: HPP) is a real estate investment trust serving dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries. Hudson Pacific's unique and high-barrier tech and media focus leverages a full-service, end-to-end value creation platform forged through deep strategic relationships and niche expertise across identifying, acquiring, transforming and developing properties into world-class amenitized, collaborative and sustainable office and studio space.

Executive Management:

Victor J. Coleman
Chief Executive Officer and Chairman

Mark T. Lammas
President

Lisa K. Burelli
Chief People Officer

Harout K. Diramerian
Chief Financial Officer

Drew B. Gordon
Chief Investment Officer

Kay L. Tidwell
Executive Vice President, General Counsel and Chief Risk Officer

Board of Directors:

Victor J. Coleman
Chairman of the Board, Chief Executive Officer, Hudson Pacific Properties, Inc.

Theodore R. Antenucci
President and Chief Executive Officer, Catellus Development Corporation

Jon Bortz
Chairman and Chief Executive Officer, Pebblebrook Hotel Trust

T. Ritson Ferguson
Chief Executive Officer and Chief Investment Officer (retired), CBRE Global Investors

Robert L. Harris II
Executive Chairman (retired), Acacia Research Corporation

Barry Sholem
Founder and Partner, MSD Partners, L.P. and Chairman and Senior Advisor, BDT & MSD Partners

Andrea Wong
President (retired), International Production, Sony Pictures Television

Page 6 of 32

Corporate Information (continued)

Corporate Contact:

Corporate Headquarters
11601 Wilshire Boulevard
Ninth Floor
Los Angeles, CA 90025
(310) 445-5700

Website
www.hudsonpacificproperties.com

Investor Relations
Laura Campbell
Executive Vice President, Investor Relations and Marketing
(310) 622-1702

Equity Research Coverage:

BofA Securities
Jana Galan
(646) 855-5042

BMO Capital Markets
John Kim
(212) 885-4115

BTIG
Tom Catherwood
(212) 738-6140

Cantor Fitzgerald
Richard Anderson
(929) 441-6927

Citigroup Global Markets
Seth Bergey
(212) 816-2066

Goldman Sachs
Caitlin Burrows
(212) 902-4736

Green Street Advisors
Dylan Burzinski
(949) 640-8780

Jefferies LLC
Joe Dickstein
(212) 778-8771

Mizuho Securities
Vikram Malhotra
(212) 282-3827

Morgan Stanley
Ronald Kamdem
(212) 296-8319

Piper Sandler & Company
Alexander Goldfarb
(212) 466-7937

Wells Fargo Securities
Blaine Heck
(443) 263-6529

Wolfe Research
Ally Yaseen
(646) 582-9253

Rating Agencies:

Fitch Ratings
Peter Siciliano
(646) 582-4760

Moody's Investor Service
Ranjini Venkatesan
(212) 553-3828

Standard & Poor's
Hannah Gray
(646) 784-0134

Page 7 of 32

Page 8 of 32 Consolidated Balance Sheets In thousands, except share data 6/30/26 12/31/25 (Unaudited) ASSETS Investment in real estate, net $ 5,722,355 $ 5,840,251 Non-real estate property, plant and equipment, net 67,564 72,397 Cash and cash equivalents 80,760 138,358 Restricted cash 24,659 23,770 Accounts receivable, net 21,531 14,923 Straight-line rent receivables, net 205,153 195,425 Deferred leasing costs and intangible assets, net 388,879 307,390 Operating lease right-of-use assets 291,420 333,258 Prepaid expenses and other assets, net 85,833 86,607 Investment in unconsolidated real estate entities 250,595 246,835 Goodwill 8,754 8,754 Assets associated with real estate held for sale 22,903 — TOTAL ASSETS $ 7,170,406 $ 7,267,968 LIABILITIES AND EQUITY Liabilities Unsecured and secured debt, net $ 3,348,793 $ 3,351,458 Joint venture partner debt 66,136 66,136 Accounts payable, accrued liabilities and other 298,168 209,382 Operating lease liabilities 323,486 343,886 Intangible liabilities, net 15,776 17,772 Security deposits, prepaid rent and other 78,069 74,369 Liabilities associated with real estate held for sale 1,442 — Total liabilities 4,131,870 4,063,003 Redeemable preferred units of the operating partnership 2,795 2,795 Redeemable non-controlling interest in consolidated real estate entities 48,844 50,581 Equity HPP stockholders' equity: 4.750% Series C cumulative redeemable preferred stock, $0.01 par value, $25.00 per share liquidation preference,18,400,000 authorized, 17,000,000 shares issued and outstanding at 6/30/26 and 12/31/25 425,000 425,000 Common stock, $0.01 par value, 103,200,000 authorized, 54,267,530 and 54,227,096 shares issued and outstanding at 6/30/26 and 12/31/25, respectively 529 529 Additional paid-in capital 2,390,943 2,548,488 Accumulated other comprehensive loss (2,126) (1,860) Total HPP stockholders’ equity 2,814,346 2,972,157 Non-controlling interest—members in consolidated real estate entities 61,437 67,869 Non-controlling interest—units in the operating partnership 111,114 111,563 Total equity 2,986,897 3,151,589 TOTAL LIABILITIES AND EQUITY $ 7,170,406 $ 7,267,968

Consolidated Statements of Operations

Unaudited, in thousands, except per share data

	Three Months Ended		Six Months Ended	
	6/30/26	6/30/25	6/30/26	6/30/25
REVENUES				
Office				
Rental revenues	$ 149,599	$ 150,533	$ 294,827	$ 308,926
Service and other revenues	3,522	5,300	6,968	12,118
Total office revenues	153,121	155,833	301,795	321,044
Studio				
Rental revenues	13,489	13,889	27,286	27,541
Service and other revenues	21,688	20,280	41,069	39,876
Total studio revenues	35,177	34,169	68,355	67,417
Total revenues	**188,298**	**190,002**	**370,150**	**388,461**
OPERATING EXPENSES				
Office operating expenses	69,535	71,501	139,357	143,778
Studio operating expenses	34,139	36,552	65,848	77,533
General and administrative	12,002	27,776	24,577	46,259
Depreciation and amortization	82,133	94,751	162,855	187,836
Total operating expenses	**197,809**	**230,580**	**392,637**	**455,406**
OTHER (EXPENSES) INCOME				
Loss from unconsolidated real estate entities	(959)	(205)	(1,396)	(1,459)
Fee income	964	1,476	2,071	2,835
Interest expense	(38,476)	(48,137)	(76,470)	(91,642)
Interest income	566	2,123	2,215	2,558
Management services reimbursement income—unconsolidated real estate entities	1,098	1,123	2,222	2,098
Management services expense—unconsolidated real estate entities	(1,098)	(1,123)	(2,222)	(2,098)
Transaction-related expenses	(682)	(451)	(783)	(451)
Unrealized (loss) gain on non-real estate investments	(840)	212	(2,802)	(237)
(Loss) gain on sale of real estate, net	—	(16)	—	10,007
Impairment loss	(50,440)	—	(50,440)	(18,476)
Loss on extinguishment of debt	—	(1,637)	—	(3,495)
Loss on lease terminations and other	(4,916)	(93)	(4,758)	(85)
Total other expenses	**(94,783)**	**(46,728)**	**(132,363)**	**(100,445)**
Loss before income tax provision	**(104,294)**	**(87,306)**	**(154,850)**	**(167,390)**
Income tax provision	(394)	(454)	(742)	(648)
Net loss	**(104,688)**	**(87,760)**	**(155,592)**	**(168,038)**
Net income attributable to Series A preferred units	(44)	(121)	(88)	(267)
Net income attributable to Series C preferred shares	(5,047)	(5,047)	(10,094)	(10,094)
Net loss attributable to non-controlling interest in consolidated real estate entities	1,847	6,675	3,457	14,142
Net loss attributable to redeemable non-controlling interest in consolidated real estate entities	1,029	895	1,730	1,797
Net loss attributable to common units in the operating partnership	2,331	2,209	2,884	4,603
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	**$ (104,572)**	**$ (83,149)**	**$ (157,703)**	**$ (157,857)**
BASIC AND DILUTED PER SHARE AMOUNTS				
Net loss attributable to common stockholders—basic	$ (1.62)	$ (2.87)	$ (2.45)	$ (6.42)
Net loss attributable to common stockholders—diluted	$ (1.62)	$ (2.87)	$ (2.45)	$ (6.42)
Weighted average shares of common stock outstanding—basic	64,475	28,952	64,469	24,599
Weighted average shares of common stock outstanding—diluted	64,475	28,952	64,469	24,599

Page 9 of 32

Funds from Operations & Adjusted Funds from Operations

Unaudited, in thousands, except per share data

FUNDS FROM OPERATIONS

	Three Months Ended		Six Months Ended	
	6/30/26	6/30/25	6/30/26	6/30/25
Net loss	$ (104,688)	$ (87,760)	$ (155,592)	$ (168,038)
Adjustments:				
Depreciation and amortization—consolidated	82,133	94,751	162,855	187,836
Depreciation and amortization—non-real estate assets	(3,598)	(8,785)	(7,039)	(18,434)
Depreciation and amortization—HPP's share from unconsolidated real estate entities	1,727	1,113	3,203	2,158
Loss (gain) on sale of real estate, net	—	16	—	(10,007)
Impairment loss—real estate assets	50,440	—	50,440	18,476
Unrealized loss (gain) on non-real estate investments	840	(212)	2,802	237
FFO attributable to non-controlling interests	(6,162)	(5,152)	(12,875)	(10,005)
FFO attributable to preferred shares and units	(5,091)	(5,168)	(10,182)	(10,361)
FFO to common stock/unit holders	**15,601**	**(11,197)**	**33,612**	**(8,138)**
Adjustments:				
Transaction-related expenses	682	451	783	451
Refundable payroll tax credit interest income	—	—	(543)	—
Prior-period property tax refund	(1,709)	—	(2,247)	—
Non-cash compensation agreements forfeiture	—	14,280	—	14,280
Loan swap non-cash reevaluation	—	—	(488)	682
Early debt repayment expenses	—	3,213	—	5,071
Quixote fleet assets write-off (cost-savings initiatives)	—	626	—	626
Quixote non-competition agreement termination (cost-savings initiatives)	—	—	—	1,402
Non-core Quixote lease terminations	5,011	622	5,011	6,487
Non-core Quixote Studios & Services	3,552	—	3,552	—
Core FFO to common stock/unit holders	**$ 23,137**	**$ 7,995**	**$ 39,680**	**$ 20,861**
Weighted average common stock/units outstanding—diluted	65,684	29,773	65,722	48,691
FFO per common stock/unit—diluted	$ 0.24	$ (0.38)	$ 0.51	$ (0.17)
Core FFO per common stock/unit—diluted	$ 0.35	$ 0.27	$ 0.60	$ 0.43

ADJUSTED FUNDS FROM OPERATIONS

	Three Months Ended		Six Months Ended	
	6/30/26	6/30/25	6/30/26	6/30/25
Core FFO	$ 23,137	$ 7,995	$ 39,680	$ 20,861
Adjustments:				
GAAP non-cash revenue[(1)]	(3,382)	(3,704)	(6,560)	(4,375)
GAAP non-cash expense[(2)]	1,660	1,788	3,545	3,492
Non-real estate depreciation and amortization	3,598	8,159	7,039	16,406
Non-cash interest expense	1,716	5,065	3,627	9,174
Share/unit-based compensation expense	1,521	3,584	3,433	8,699
Recurring capital expenditures, tenant improvements and lease commissions	(31,474)	(28,957)	(65,056)	(58,615)
AFFO	**$ (3,224)**	**$ (6,070)**	**$ (14,292)**	**$ (4,358)**
Weighted average common stock/units outstanding—diluted	65,684	29,773	65,722	48,691
AFFO per common stock/unit—diluted	$ (0.05)	$ (0.20)	$ (0.22)	$ (0.09)
Dividends paid to common stock/unit holders	$ —	$ —	$ —	$ —
AFFO payout ratio	— %	— %	— %	— %

Note: Definitions for commonly used terms on pages 27-29.

(1) Includes non-cash straight-line rent, above/below-market rents and lease incentives associated with studio and office properties.

(2) Includes non-cash straight-line rent expense and above/below-market ground rent associated with studio and office properties.

Page 10 of 32

Consolidated Same-Store Property Performance

Unaudited, in thousands, except number of properties and square feet

SAME-STORE ANALYSIS	Three Months Ended			Six Months Ended		
	6/30/26	6/30/25	% Change	6/30/26	6/30/25	% Change
Same-store office statistics						
Number of properties	37	37		37	37	
Square feet	11,262,603	11,496,994		11,262,603	11,496,994	
Average % occupied	79.8 %	72.4 %		77.5 %	72.6 %	
Same-store studio statistics						
Number of properties	3	3		3	3	
Square feet	1,204,939	1,205,024		1,204,939	1,205,024	
Average stage % leased	95.5 %	81.4 %		96.3 %	81.1 %	
Average total % leased	83.1 %	74.8 %		83.8 %	74.3 %	
Same-store NOI[(1)]						
Office revenues	$ 152,023	$ 147,030	3.4 %	$ 299,776	$ 299,895	— %
Office expenses	67,573	67,839	(0.4)	135,622	134,958	0.5
Same-store office NOI	84,450	79,191	6.6	164,154	164,937	(0.5)
Studio revenues	19,515	15,627	24.9	39,124	32,625	19.9
Studio expenses	12,163	10,587	14.9	24,339	21,581	12.8
Same-store studio NOI	7,352	5,040	45.9	14,785	11,044	33.9
Total same-store NOI	**$ 91,802**	**$ 84,231**	**9.0 %**	**$ 178,939**	**$ 175,981**	**1.7 %**

SAME-STORE ANALYSIS (CASH BASIS)	Three Months Ended			Six Months Ended		
	6/30/26	6/30/25	% Change	6/30/26	6/30/25	% Change
Same-store cash NOI						
Office cash revenues	$ 149,229	$ 145,647	2.5 %	$ 293,599	$ 297,464	(1.3)%
Office cash expenses	66,608	66,821	(0.3)	133,653	132,917	0.6
Same-store office cash NOI	82,621	78,826	4.8	159,946	164,547	(2.8)
Studio cash revenues	19,733	15,525	27.1	39,779	32,729	21.5
Studio cash expenses	12,198	10,474	16.5	24,327	21,437	13.5
Same-store studio cash NOI	7,535	5,051	49.2	15,452	11,292	36.8
Total same-store cash NOI	**$ 90,156**	**$ 83,877**	**7.5 %**	**$ 175,398**	**$ 175,839**	**(0.3)%**

Note: Definitions for commonly used terms on pages 27-29.

(1) See page 30 for non-GAAP reconciliations.

Page 11 of 32

NOI Detail

Three Months Ended June 30, 2026 | Unaudited, in thousands

	Same-Store Office	Same-Store Studio	Non-Same-Store Office	Non-Same-Store Studio	Total
REVENUE					
Cash rent	$ 123,089	$ 11,154	$ 855	$ 2,414	$ 137,512
Cash tenant recoveries	22,627	163	97	—	22,887
Straight-line rent	5,459	(209)	137	(24)	5,363
Amortization of above/below-market leases, net	992	—	—	—	992
Amortization of lease incentive costs	(3,657)	(9)	—	—	(3,666)
Total rental revenue	148,510	11,099	1,089	2,390	163,088
Service and other revenues	3,513	8,416	9	13,272	25,210
Total revenue	**152,023**	**19,515**	**1,098**	**15,662**	**188,298**
OPERATING EXPENSES					
Property operating expenses	66,608	12,198	1,962	21,315	102,083
Straight-line rent	317	—	—	708	1,025
Share/unit-based compensation expense	7	(35)	—	(47)	(75)
Amortization of above/below-market ground leases, net	641	—	—	—	641
Total operating expenses	**67,573**	**12,163**	**1,962**	**21,976**	**103,674**
CONSOLIDATED NOI(1)	**$ 84,450**	**$ 7,352**	**$ (864)**	**$ (6,314)**	**$ 84,624**
Add: HPP's share NOI from unconsolidated real estate entity(2)	—	—	2,085	1,037	3,122
Less: NOI attributable to non-controlling interests(2)	11,293	3,381	(1)	—	14,673
HPP's share NOI	**$ 73,157**	**$ 3,971**	**$ 1,222**	**$ (5,277)**	**$ 73,073**
HPP's share adjusted NOI(3)	**$ 73,157**	**$ 3,971**	**$ 1,222**	**$ (1,725)**	**$ 76,625**
Reconciliation to cash NOI					
Consolidated NOI	$ 84,450	$ 7,352	$ (864)	$ (6,314)	$ 84,624
Straight-line rent, net	(5,142)	209	(137)	732	(4,338)
Share/unit-based compensation expense	7	(35)	—	(47)	(75)
Amortization of above/below-market leases, net	(992)	—	—	—	(992)
Amortization of lease incentive costs	3,657	9	—	—	3,666
Amortization of above/below-market ground leases, net	641	—	—	—	641
CONSOLIDATED CASH NOI	**$ 82,621**	**$ 7,535**	**$ (1,001)**	**$ (5,629)**	**$ 83,526**
Add: HPP's share cash NOI from unconsolidated real estate entity(2)	—	—	1,977	1,123	3,100
Less: Cash NOI attributable to non-controlling interests(2)	11,865	3,496	(1)	—	15,360
HPP's share cash NOI	**$ 70,756**	**$ 4,039**	**$ 977**	**$ (4,506)**	**$ 71,266**
HPP's share adjusted cash NOI(3)	**$ 70,756**	**$ 4,039**	**$ 977**	**$ (1,429)**	**$ 74,343**

Note: Definitions for commonly used terms on pages 27-29.
(1) See page 30 for non-GAAP reconciliations.
(2) See page 26 for consolidated and unconsolidated joint venture properties.
(3) Excludes Non-Core Quixote Studios & Services.

Page 12 of 32

Debt Summary & Debt Metrics

As of June 30, 2026 | Unaudited, in thousands

DEBT SUMMARY

	Outstanding Balance	HPP's Share	Stated Interest Rate	Maturity Date(1)
UNSECURED DEBT				
Unsecured revolving credit facility(2)(3)	$ —	$ —	SOFR + 1.15% to 1.60%	12/31/29
3.95% Registered senior notes	400,000	400,000	3.95%	11/1/27
5.95% Registered senior notes	350,000	350,000	5.95%	2/15/28
4.65% Registered senior notes	500,000	500,000	4.65%	4/1/29
3.25% Registered senior notes	400,000	400,000	3.25%	1/15/30
Total unsecured debt	**1,650,000**	**1,650,000**		
SECURED DEBT				
Hollywood Media Portfolio CMBS(4)	1,100,000	561,000	SOFR + 1.10%	8/9/26
Acquired Hollywood Media Portfolio CMBS debt	(30,233)	(30,233)	SOFR + 2.11%	8/9/26
Hollywood Media Portfolio CMBS, net	1,069,767	530,767		
Hill7 CMBS	101,000	101,000	3.38%	11/6/28
Office Portfolio CMBS(5)	257,083	257,083	SOFR + 4.15%	4/9/30
1918 Eighth CMBS	285,000	156,750	6.16%	9/11/30
Total secured debt	**1,712,850**	**1,045,600**		
Total unsecured and secured debt	**$ 3,362,850**	**$ 2,695,600**		
Consolidated joint venture partner debt	$ 66,136	$ —	4.50%	10/9/32
UNCONSOLIDATED DEBT				
Sunset Glenoaks Studios(6)	$ —	$ —	SOFR + 3.10%	1/9/27
Bentall Centre	465,976	93,195	CORRA + 2.30%	7/1/27
Sunset Pier 94 Studios(2)	165,345	42,247	SOFR + 4.75%	9/9/28
Total unconsolidated debt	**$ 631,321**	**$ 135,442**		

DEBT METRICS(7)

Total unsecured and secured debt	$ 3,362,850
Less: Consolidated cash and cash equivalents and restricted cash	(105,419)
Consolidated debt, net	$ 3,257,431
Less: Partners' share consolidated unsecured and secured debt	(667,250)
Add: HPP's share unconsolidated real estate entities' debt	135,442
Add: Partners' share consolidated cash and cash equivalents and restricted cash	27,443
Less: HPP's share unconsolidated real estate entities' cash and cash equivalents and restricted cash	(5,458)
HPP's share debt, net	$ 2,747,608
HPP's share debt, net/HPP's share undepreciated book value(7)	**32.4 %**
Consolidated debt, net/cash adjusted EBITDAre for selected ratios(7)	10.7x
HPP's share debt, net/HPP's share cash adjusted EBITDAre for selected ratios(6)	**11.2x**

Note: Definitions for commonly used terms on pages 27-29.

(1) Maturity dates include extension options.
(2) Availability of $795.3 million on unsecured revolving credit facility and $4.6 million on Sunset Pier 94 Studios loan (at HPP's share).
(3) $333.3 million of commitments maturing December 21, 2026 and $462.0 million of commitments maturing December 31, 2029.
(4) Secured by Sunset Gower Studios, Sunset Las Palmas Studios, Sunset Bronson Studios, 6040 Sunset, Harlow, ICON, CUE and EPIC.
(5) Secured by 11601 Wilshire, 5th & Bell, 450 Alaskan, 1740 Technology and 275 Brannan.
(6) Joint venture owning Sunset Glenoaks Studios ceased debt service payments on this non-recourse loan due to insufficient property cash flow in fourth quarter 2025.
(7) See pages 30-32 for non-GAAP reconciliations.

Page 13 of 32

Page 14 of 32 Debt Maturities, Composition & Hedging Instruments(1) Unaudited, in thousands DEBT COMPOSITION Weighted Average Amount % of Total Debt Effective Interest Rate Years to Maturity HPP’s share secured and unsecured debt Unsecured $1,650,000 58.3% 4.4% 2.3 Secured 1,181,042 41.7 5.6 1.8 Total $2,831,042 100.0% 4.9% 2.1 HPP’s share fixed, capped, and floating rate debt Fixed(2) $2,781,712 98.3% 4.8% 2.1 Capped 49,330 1.7 8.3 2.4 Floating — — — — Total $2,831,042 100.0% 4.9% 2.1 GAAP effective rate 5.0% Debt Maturity Schedule $400,000 $350,000 $500,000 $400,000 $535,767 $103,195 $153,247 $378,833 Secured Unsecured 2026 2027 2028 2029 2030 2031+ 0 200,000 400,000 600,000 800,000 1,000,000 Note: Definitions for commonly used terms on pages 27-29. (1) Reflects HPP’s share principal amortization and maturities including extension options, and excluding unamortized deferred financing costs, loan discounts/premiums, and consolidated joint venture debt. (2) Includes debt subject to interest rate swaps. (3) Notional amount decreases monthly in line with amortization of underlying debt instrument. HEDGING INSTRUMENTS Underlying Debt Instrument HPP Notional Amount Effective Date Maturity Date Strike/Swap Rate Underlying Index Interest rate swaps Hollywood Media Portfolio CMBS, net $351,186 8/15/23 8/9/26 3.53% SOFR Bentall Centre $93,195 11/1/23 7/1/27 4.36% CORRA Hollywood Media Portfolio CMBS, net $180,000 2/9/24 8/9/26 4.13% SOFR Office Portfolio CMBS $250,000 12/15/25 4/15/29 3.41% SOFR Interest rate caps Sunset Pier 94 Studios $42,247 9/15/25 9/15/26 4.00% SOFR Office Portfolio CMBS(3) $6,250 12/15/25 2/15/27 3.35% SOFR $10,000

Page 15 of 32 Debt Covenant Compliance(1) Covenant Actual Performance Unsecured revolving credit facility and term loans Total liabilities to total asset value ≤ 60% 44.0% Unsecured indebtedness to unencumbered asset value ≤ 60% 37.0% Adjusted EBITDA to fixed charges ≥ 1.5x 1.6x Secured indebtedness to total asset value ≤ 45% 23.4% Unencumbered NOI to unsecured interest expense ≥ 1.75x 2.3x Minimum liquidity coverage > $125MM Yes Unsecured registered senior notes Debt to total assets ≤ 60% 39.1% Total unencumbered assets to unsecured debt ≥ 150% 316.8% Consolidated income available for debt service to annual debt service charge ≥ 1.5x 2.0x Secured debt to total assets ≤ 40% 20.6% (1) Covenants and actual performance reflect most restrictive terms and definitions of latest amended and restated credit agreement or indentures governing unsecured registered senior notes as of June 30, 2026, at which time the operating partnership was in compliance.

Existing Portfolio Summary

Unaudited, in thousands, except per share data

	Three Months Ended				
	6/30/26	**3/31/26**	**12/31/25**	**9/30/25**	**6/30/25**
Number of office properties owned	41	41	41	42	42
In-service office square feet	12,795,432	12,904,790	13,178,041	13,454,547	13,420,243
In-service office % leased	82.8 %	78.4 %	77.0 %	76.5 %	76.2 %
In-service office % occupied	82.5 %	77.8 %	76.3 %	75.9 %	75.1 %
Number of studio properties owned	5	5	5	5	5
In-service studio square feet	1,680,023	1,679,750	1,447,966	1,447,966	1,448,324
In-service studio trailing 3-month stage % leased	74.6 %	72.8 %	74.5 %	71.7 %	65.4 %
In-service studio trailing 12-month stage % leased	74.6 %	72.5 %	69.1 %	65.8 %	63.6 %


YTD HPP's Share Adjusted NOI %
Office vs. Studio(1)
0.4%
99.6%
Office
Studio


YTD HPP's Share Adjusted NOI %
by Region
3.0%
13.8%
42.1%
18.7%
22.4%
Silicon Valley
Los Angeles
Vancouver
San Francisco
Seattle


HPP's Share ABR %
by Industry(2)
14.2%
6.3%
33.7%
7.3%
7.9%
8.8%
12.9%
8.9%
Technology
Legal
Retail
Business Services
Media & Entertainment
Government
Financial Services
Other


HPP's Share Tech ABR % by Public/
Private Tenants & Age(3)
14.5%
19.5%
66.0%
Public
Private < 10 Yrs.
Private > 10 Yrs.

Note: Definitions for commonly used terms on pages 27-29.

(1) See page 30 for non-GAAP reconciliations.

(2) Includes the in-service population of office and studio properties.

(3) Reflects status of tenant or tenant's parent entity. There can be no assurance that tenant's parent entity will satisfy lease and other obligations upon default.

Page 16 of 32

Office Properties by Location

	Properties	Square Feet	% Occupied	% Leased	Annualized Base Rent	HPP's Share Annualized Base Rent	Annualized Base Rent Per Square Foot
Los Angeles, California							
Hollywood	4	852,236	100.0 %	100.0 %	$ 63,046,278	$ 32,153,602	$ 73.98
West Los Angeles	1	501,839	98.9	98.9	26,052,588	26,052,588	52.48
Downtown Los Angeles	1	131,701	100.0	100.0	6,549,823	6,549,823	49.73
Subtotal	**6**	**1,485,776**	**99.6**	**99.6**	**95,648,689**	**64,756,013**	**64.61**
San Francisco Bay Area, California							
North San Jose	5	2,506,253	59.9	59.9	68,785,163	68,785,163	45.85
San Francisco	6	2,139,651	92.2	92.4	116,687,808	105,228,072	59.13
Palo Alto	5	983,891	92.6	94.0	74,354,270	74,354,270	81.60
Redwood Shores	4	949,722	72.8	74.1	45,349,773	45,349,773	65.57
Foster City	1	724,748	92.9	93.4	40,281,780	40,281,780	59.84
Santa Clara	1	285,764	92.9	92.9	11,877,579	11,877,579	44.74
Subtotal	**22**	**7,590,029**	**79.2**	**79.7**	**357,336,373**	**345,876,637**	**59.41**
Seattle, Washington							
Denny Triangle	4	1,341,620	82.3	82.3	46,246,355	32,735,884	41.87
Pioneer Square	5	845,178	62.5	62.5	19,051,196	19,051,196	36.07
Subtotal	**9**	**2,186,798**	**74.7**	**74.7**	**65,297,551**	**51,787,080**	**39.99**
Vancouver, British Columbia							
Downtown Vancouver	1	1,532,829	93.1	93.9	42,456,522	8,491,304	29.76
Subtotal	**1**	**1,532,829**	**93.1**	**93.9**	**42,456,522**	**8,491,304**	**29.76**
TOTAL IN-SERVICE OFFICE(1)	**38**	**12,795,432**	**82.5 %**	**82.8 %**	**$ 560,739,135**	**$ 470,911,034**	**$ 53.13**

Note: Definitions for commonly used terms on pages 27-29.

(1) Excludes 494,106 square feet taken off-line for change of use and/or significant capital repositioning.

Page 17 of 32

Office Properties Occupancy Detail

	Submarket	Square Feet	% Occupied	% Leased
Los Angeles, California				
ICON	Hollywood	326,792	100.0	100.0
EPIC	Hollywood	301,127	100.0	100.0
Harlow	Hollywood	129,931	100.0	100.0
CUE	Hollywood	94,386	100.0	100.0
11601 Wilshire	West Los Angeles	501,839	98.9	98.9
Fourth & Traction	Downtown Los Angeles	131,701	100.0	100.0
San Francisco Bay Area, California				
Concourse	North San Jose	943,032	62.7	62.7
Metro Plaza	North San Jose	480,440	59.9	59.9
Gateway	North San Jose	447,782	79.7	79.7
Skyport Plaza	North San Jose	419,142	11.5	11.5
1740 Technology	North San Jose	215,857	100.0	100.0
1455 Market	San Francisco	1,057,182	88.8	88.8
Rincon Center	San Francisco	530,161	98.5	98.5
Ferry Building	San Francisco	266,378	98.6	99.8
875 Howard	San Francisco	188,252	80.7	80.7
275 Brannan	San Francisco	57,120	100.0	100.0
901 Market	San Francisco	40,558	100.0	100.0
Palo Alto Square	Palo Alto	318,365	96.2	96.2
3400 Hillview	Palo Alto	207,857	100.0	100.0
Page Mill Hill	Palo Alto	184,348	72.2	79.7
Page Mill Center	Palo Alto	172,666	100.0	100.0
Clocktower Square	Palo Alto	100,655	90.8	90.8
Towers at Shore Center	Redwood Shores	334,570	78.9	78.9
Shorebreeze	Redwood Shores	230,898	81.2	84.5
555 Twin Dolphin	Redwood Shores	201,219	68.2	70.5
333 Twin Dolphin	Redwood Shores	183,035	56.3	56.3
Metro Center	Foster City	724,748	92.9	93.4
Techmart	Santa Clara	285,764	92.9	92.9
Seattle, Washington				
1918 Eighth	Denny Triangle	667,724	99.4	99.4
Hill7	Denny Triangle	285,310	58.3	58.3
5th & Bell	Denny Triangle	197,136	100.0	100.0
Met Park North	Denny Triangle	191,450	40.5	40.5
505 First	Pioneer Square	291,290	25.5	25.5
83 King	Pioneer Square	185,790	60.4	60.4
450 Alaskan	Pioneer Square	171,594	95.9	95.9
411 First	Pioneer Square	164,426	92.8	92.8
95 Jackson	Pioneer Square	32,078	76.4	76.4
Vancouver, British Columbia				
Bentall Centre	Downtown Vancouver	1,532,829	93.1	93.9
TOTAL IN-SERVICE OFFICE		**12,795,432**	**82.5 %**	**82.8 %**

Note: Definitions for commonly used terms on pages 27-29.

Page 18 of 32

15 Largest Office Tenants

		# of Properties	Lease Expiration	Occupied Square Feet		HPP's Share Annualized Base Rent	HPP's Share % of Annualized Base Rent
1	Google, Inc.	3	2028-2029	458,054	(1)	$ 40,325,813	8.5%
2	City and County of San Francisco	2	2033-2067	904,363	(2)	37,240,849	7.8
3	Netflix, Inc.	3	9/30/31	722,305	(3)	27,780,826	5.8
4	Amazon	2	2030-2031	850,964	(4)	24,939,989	5.3
5	Nutanix, Inc.	2	2030	229,755	(5)	13,014,227	2.7
6	Salesforce.com	1	2027-2028	176,400	(6)	10,805,808	2.3
7	Dell EMC Corporation	2	2026-2032	130,021	(7)	9,354,339	2.0
8	Coupa Software Incorporated	1	11/30/33	100,654		8,077,212	1.7
9	Weil, Gotshal & Manges LLP	1	2026-2038	89,249	(8)	6,924,439	1.5
10	X.AI Corp.	1	10/31/31	105,536		6,838,733	1.4
11	PayPal, Inc.	1	7/17/26	131,701	(9)	6,549,823	1.4
12	Glu Mobile, Inc.	1	11/30/27	61,381		5,637,567	1.2
13	Redfin Corporation	2	2026-2027	115,968	(10)	5,135,569	1.1
14	Rivian Automotive, Inc.	1	4/30/28	55,805		5,130,385	1.1
15	Covington & Burling LLP	1	8/31/28	40,779		4,483,680	0.9
	TOTAL			**4,172,935**		**$212,239,259**	**44.7%**

Note: Definitions for commonly used terms on pages 27-29.

(1) Google, Inc. expirations: (i) 208,843 square feet at Rincon Center on February 29, 2028, (ii) 207,857 square feet at 3400 Hillview on November 30, 2028 and (iii) 41,354 square feet at Ferry Building on October 31, 2029.

(2) City and County of San Francisco expirations: (i) 39,573 square feet at 1455 Market on September 19, 2033, (ii) 864,084 square feet at 1455 Market on April 30, 2049 and (iii) 706 square feet at Ferry Building on April 30, 2067. City and County of San Francisco will backfill an additional 27,314 square feet at 1455 Market on January 1, 2028.

(3) Netflix, Inc. expirations: (i) 326,792 square feet at ICON, (ii) 301,127 square feet at EPIC and (iii) 94,386 square feet at CUE.

(4) Amazon expirations: (i) 659,150 square feet at 1918 Eighth on September 30, 2030 and (ii) 191,814 square feet at 5th & Bell on May 31, 2031.

(5) Nutanix expirations: (i) 215,857 square feet at 1740 Technology on May 31, 2030 and (ii) 13,898 square feet at Metro Plaza on August 31, 2030.

(6) Salesforce.com expirations at Rincon Center: (i) 83,372 square feet on April 30, 2027 and (ii) 93,028 square feet on October 31, 2028. Salesforce.com subleases to Twilio Inc. and pays base rent plus 50% of sublease rent (currently an additional $290,000 per month).

(7) Dell EMC Corporation expirations: (i) 83,549 square feet at 875 Howard on June 30, 2026 and (ii) 46,472 square feet at 505 First on April 30, 2032.

(8) Weil, Gotshal & Manges expirations at Towers at Shore Center: (i) 38,420 square feet on August 31, 2026 and (ii) 50,829 square feet on February 28, 2038.

(9) PayPal, Inc. exercised early termination right at Fourth & Traction for July 2026.

(10) Redfin Corporation expirations: (i) 2,978 square feet at Gateway on September 30, 2026 and (ii) 112,990 square feet at Hill7 on July 31, 2027.

Page 19 of 32

Studio Properties & Services

STUDIO PROPERTIES

	Submarket	Total Square Feet	# of Stages	Stage Leased % Trailing 3-Months	Stage Leased % Trailing 12-Months	Annualized Base Rent	HPP's Share Annualized Base Rent	Annualized Base Rent Per Square Foot
Los Angeles, California								
Sunset Gower Studios	Hollywood	559,422	12	100.0 %	100.0 %	$24,681,865	$ 12,587,751	$ 54.15
Sunset Bronson Studios	Hollywood	310,563	9	90.8	91.2	12,587,818	6,419,787	44.64
Sunset Las Palmas Studios	Hollywood	334,954	11	93.8	88.1	8,632,223	4,402,434	31.96
Sunset Glenoaks Studios	Sun Valley	243,300	7	2.3	10.8	960,235	480,117	40.83
New York, New York								
Sunset Pier 94 Studios(1)	Manhattan	231,784	6	78.5	N/A	N/A	N/A	N/A
TOTAL IN-SERVICE STUDIO		**1,680,023** (2)	**45**	**74.6 %**	**74.6 %**	**$46,862,141**	**$ 23,890,089**	**$ 45.68**

STUDIO NOI DETAIL ($ in thousands)

Quarter to Date	Revenue Categories: Rental	Studio Ancillary	Pro Supplies	Fleet	Total Revenue	Total Expense	Consolidated NOI	Non-Controlling Interest	Un-Consolidated NOI	HPP Share NOI
Sunset Studios	$11,214	$8,416	N/A	N/A	$19,630	$12,343	$7,287	$(3,381)	$1,037	$4,943
Quixote Services	—	—	—	7,152	7,152	9,849 (3)	(2,697)	—	—	(2,697)
Subtotal Core Studio NOI	**11,214**	**8,416**	—	**7,152**	**26,782**	**22,192**	**4,590**	**(3,381)**	**1,037**	**2,246**
Non-Core Quixote Studios & Services(4)	2,275	4,233	1,366	521	8,395	11,947	(3,552)	—	—	(3,552)
Total Studio NOI	**$13,489**	**$12,649**	**$1,366**	**$7,673**	**$35,177**	**$34,139**	**$1,038**	**$(3,381)**	**$1,037**	**$(1,306)**

Note: Definitions for commonly used terms on pages 27-29.

(1) Trailing 12-month annualized base rent and occupancy available one year following construction completion in first quarter 2027.
(2) Excludes 25,244 square feet taken off-line for change of use and/or significant capital repositioning.
(3) Includes $1.7 million one-time expense associated with fleet inventory.
(4) Quixote lines of business deemed non-strategic and designated for exit (non-GAAP designation).

Page 20 of 32

Page 21 of 32 Office Leasing Activity Dollars reflected are per square foot Three Months Ended 6/30/26 Six Months Ended 6/30/26 Gross leasing activity New cash rate $44.47 $45.14 Renewal cash rate $61.65 $59.79 New square feet leased 787,048 1,058,415 Renewal square feet leased 506,846 789,500 Total square feet leased 1,293,894 1,847,915 Leases expired and terminated Contractual expiration square feet 132,045 333,223 Early termination square feet 28,846 184,301 Total square feet expired/terminated 160,891 517,524 GAAP rent expiring rate $54.24 $52.96 GAAP rent new/renewal rate $63.60 $59.38 % change in GAAP rent 17.2% 12.1 % Cash rent expiring rate $69.63 $64.89 Cash rent new/renewal rate $61.68 $59.23 % change in cash rent (11.4) % (8.7) % Tenant improvements & leasing commissions (total / annual) New leases $113.95 / $6.56 $106.18 / $7.26 Renewal leases $4.06 / $1.07 $24.25 / $6.04 Blended $69.86 / $5.86 $70.16 / $7.04 Net effective rent New leases $44.35 $42.36 Renewal leases $65.41 $60.00 Blended $52.80 $50.11 Weighted average lease term (in months) New leases 208.5 175.5 Renewal leases 45.6 48.2 Blended 143.1 119.5 Note: Definitions for commonly used terms on pages 27-29.

Expiring Office Leases Summary

	# of Leases Expiring	Square Feet Expiring (1)	Annualized Base Rent	% of Office Annualized Base Rent	HPP's Share Annualized Base Rent Per Square Foot	HPP's Share Annualized Base Rent at Expiration	HPP's Share Annualized Base Rent Per Square Foot at Expiration
Vacant		3,304,685					
Q3 2026	47	430,850	21,248,722	4.5	58.58	21,168,452	58.36
Q4 2026	22	74,993	3,406,443	0.7	51.61	3,416,836	51.77
Total 2026	69	505,843	24,655,165	5.2	57.50	24,585,288	57.34
2027	166	1,208,194	66,099,838	13.9	57.69	67,336,165	58.77
2028	150	1,493,652	93,705,203	19.5	71.79	97,555,126	74.73
2029	118	840,222	41,484,099	8.6	63.96	45,250,812	69.77
2030	81	1,577,730	61,489,304	12.9	52.84	68,289,602	58.69
2031	83	1,638,109	71,124,196	14.9	60.06	82,238,092	69.44
2032	32	337,284	16,505,799	3.5	57.37	18,637,626	64.78
2033	33	701,238	30,389,137	6.4	52.92	37,166,742	64.73
2034	17	193,852	9,350,607	2.0	49.04	12,154,040	63.75
2035	21	439,716	10,467,666	2.2	44.47	13,098,532	55.65
Thereafter	31	1,302,343	49,524,027	10.4	43.23	79,140,827	69.08
Building management use	66	393,093	—	—	—	—	—
Signed leases not commenced	7	45,286	2,264,319	0.5	66.62	2,662,346	78.33
TOTAL/WEIGHTED AVERAGE	**874**	**13,981,247**	**$477,059,360**	**100.0 %**	**$ 54.84**	**$ 548,115,198**	**$ 63.01**

Note: Definitions for commonly used terms on pages 27-29.

(1) Expiring square footage excludes month-to-month leases.

Page 22 of 32

HUDSON PACIFIC PROPERTIES

Uncommenced, Backfilled & Expiring Office Leases—Next 8 Quarters

	Q3 2026		Q4 2026		Q1 2027		Q2 2027	
	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot
Uncommenced Office Leases								
Los Angeles, California	—	$ —	—	$ —	—	$ —	—	$ —
San Francisco Bay Area, California	3,416	70.00	15,905	68.05	13,765	71.40	—	—
Seattle, Washington	—	—	—	—	—	—	—	—
Vancouver, British Columbia	12,200	27.72	—	—	—	—	—	—
TOTAL	**15,616**	**$ 36.97**	**15,905**	**$ 68.05**	**13,765**	**$ 71.40**	**—**	**$ —**
Backfilled Office Leases								
Los Angeles, California	14,504	$ 65.66	—	$ —	—	$ —	—	$ —
San Francisco Bay Area, California	11,301	21.42	11,986	63.37	4,199	90.60	—	—
Seattle, Washington	—	—	—	—	—	—	—	—
Vancouver, British Columbia	410	—	3,084	26.05	—	—	—	—
TOTAL	**26,215**	**$ 45.56**	**15,070**	**$ 55.73**	**4,199**	**$ 90.60**	**—**	**$ —**
Expiring Office Leases[1]								
Los Angeles, California	162,044	$ 50.24 [2]	1,242	$ 57.29	9,772	$ 47.61	2,783	$ 73.98
San Francisco Bay Area, California	184,282	68.42 [3]	60,349	54.35	252,317	48.72 [4]	228,954	66.30 [5]
Seattle, Washington	3,128	41.10	2,208	29.33	3,320	—	27,580	37.08
Vancouver, British Columbia	81,396	17.81	11,194	15.04	5,004	28.79	5,134	29.34
TOTAL	**430,850**	**$ 51.82**	**74,993**	**$ 47.80**	**270,413**	**$ 47.71**	**264,451**	**$ 62.62**

	Q3 2027		Q4 2027		Q1 2028		Q2 2028	
	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot
Uncommenced Office Leases								
Los Angeles, California	—	$ —	—	$ —	—	$ —	—	$ —
San Francisco Bay Area, California	—	—	—	—	—	—	—	—
Seattle, Washington	—	—	—	—	—	—	—	—
Vancouver, British Columbia	—	—	—	—	—	—	—	—
TOTAL	**—**	**$ —**	**—**	**$ —**	**—**	**$ —**	**—**	**$ —**
Backfilled Office Leases								
Los Angeles, California	—	$ —	—	$ —	—	$ —	—	$ —
San Francisco Bay Area, California	—	—	—	—	40,043	50.25	—	—
Seattle, Washington	—	—	—	—	—	—	—	—
Vancouver, British Columbia	—	—	—	—	—	—	—	—
TOTAL	**—**	**$ —**	**—**	**$ —**	**40,043**	**$ 50.25**	**—**	**$ —**
Expiring Office Leases[1]								
Los Angeles, California	7,940	$ 58.82	15,287	$ 70.38	52,507	$ 70.87	8,892	$ 76.97
San Francisco Bay Area, California	170,187	63.45	289,294	68.64 [6]	421,381	87.28 [7]	169,796	68.66 [8]
Seattle, Washington	124,602	44.16 [9]	924	31.83	8,583	21.51	2,349	35.83
Vancouver, British Columbia	36,986	32.61	28,110	35.73	67,877	26.74	20,501	34.08
TOTAL	**339,715**	**$ 52.91**	**333,615**	**$ 65.84**	**550,348**	**$ 77.22**	**201,538**	**$ 65.12**

Page 23 of 32

Page 24 of 32 Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters (continued) Note: Definitions for commonly used terms on pages 27-29. (1) Excludes building management offices with various expiration dates. (2) Includes PayPal, Inc. at Fourth & Traction for 131,701 square feet on July 17, 2026. (3) Includes Dell EMC Corporation at 875 Howard for 83,549 square feet on June 30, 2026. (4) Includes Twilio, Inc. at Rincon Center for 83,016 square feet on December 31, 2026. (5) Includes Salesforce.com at Rincon Center for 83,372 square feet on April 30, 2027. (6) Includes Glu Mobile, Inc. at 875 Howard for 61,381 square feet on November 30, 2027. (7) Includes Google, Inc. at Rincon Center for 208,843 square feet on February 29, 2028. (8) Includes Rivian Automotive, Inc. at Clocktower Square for 55,805 square feet on April 30, 2028. (9) Includes Redfin Corporation at Hill7 for 112,990 square feet on July 31, 2027.

Development Pipeline[1]

Unaudited, in thousands, except square feet

RECENTLY COMPLETED DEVELOPMENT

	Submarket	Completion Date[2]	Estimated Stabilization Date	Estimated Square Feet	% Occupied	% Leased
Seattle, Washington						
Washington 1000	Denny Triangle	Q4 2024	Q4 2027	546,000	0.5%	0.5%
TOTAL				**546,000**		

FUTURE DEVELOPMENT PIPELINE

	Type	Submarket	Estimated Square Feet (Units)	Project Costs as of 6/30/26[3]	
Los Angeles, California					
Sunset Las Palmas Studios—Development	Office/Studio	Hollywood	617,581	$	29,891
Sunset Gower Studios—Development	Office/Studio	Hollywood	478,845	$	7,963
Sunset Bronson Studios Lot D—Development	Residential	Hollywood	19,816 (33 units)	$	—
10900-10950 Washington	Residential	West Los Angeles	428,623 (508 units)	$	1,673
Vancouver, British Columbia					
Burrard Exchange	Office	Downtown Vancouver	450,000	$	8,232
Greater London, United Kingdom					
Sunset Waltham Cross Studios	Studio	Broxbourne	1,167,347	$	302,701
TOTAL			**3,162,212**	**$**	**350,460**

Note: Definitions for commonly used terms on pages 27-29.

(1) Represents 100% share of consolidated and unconsolidated joint ventures.

(2) Based on receipt of temporary certificate of occupancy or equivalent.

(3) Includes land and acquisition costs for Sunset Las Palmas Studios—Development for $20.8 million and Sunset Waltham Cross Studios for $172.2 million.

Page 25 of 32

Consolidated & Unconsolidated Ventures

	Venture Partner	Submarket	Square Feet[1]	HPP Ownership %
CONSOLIDATED VENTURES				
Los Angeles, California[2]				
Sunset Gower Studios	Blackstone	Hollywood	1,044,917	51.0 %
Sunset Las Palmas Studios	Blackstone	Hollywood	971,129	51.0 %
Sunset Bronson Studios	Blackstone	Hollywood	330,379	51.0 %
ICON	Blackstone	Hollywood	326,792	51.0 %
EPIC	Blackstone	Hollywood	301,127	51.0 %
Harlow	Blackstone	Hollywood	129,931	51.0 %
6040 Sunset	Blackstone	Hollywood	114,958	51.0 %
CUE	Blackstone	Hollywood	94,386	51.0 %
San Francisco, California				
Ferry Building	PIMCO	San Francisco	266,378	55.0 %
Seattle, Washington				
1918 Eighth	CPPIB	Denny Triangle	667,724	55.0 %
UNCONSOLIDATED VENTURES				
Los Angeles, California[2]				
Sunset Glenoaks Studios	Blackstone	Sun Valley	243,300	50.0 %
New York, New York				
Sunset Pier 94 Studios	Blackstone/Vornado	Manhattan	231,784	25.6 %
Vancouver, British Columbia				
Bentall Centre	Blackstone	Downtown Vancouver	2,001,388	20.0 %
Greater London, United Kingdom				
Sunset Waltham Cross Studios	Blackstone	Broxbourne	1,167,347	35.0 %

(1) Inclusive of estimated developable square feet.
(2) Excluding Sunset Glenoaks Studios, Los Angeles properties owned jointly with Blackstone collectively referred to as the Hollywood Media Portfolio.

Page 26 of 32

Page 27 of 32 Definitions Adjusted EBITDAre: Adjusted EBITDAre represents net income (loss) before interest, income taxes, depreciation and amortization, and before our share of interest and depreciation from unconsolidated real estate entities and further adjusted to eliminate the impact of certain non-cash items and items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner, in addition to standard financial measurements under GAAP. Adjusted EBITDAre is not a measurement of financial performance under GAAP and should not be considered as an alternative to income attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculation of Adjusted EBITDAre may be different from the calculation used by other companies and, accordingly, comparability may be limited. Adjusted Funds from Operations (“AFFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to Core FFO HPP’s share share/unit-based compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures related to HPP’s share tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of HPP’s share straight-line rents, amortization of lease buy-out costs, amortization of above- and below-market lease intangible assets and liabilities, amortization of above- and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premiums. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Annualized Base Rent (“ABR”): For office properties, calculated by multiplying (i) cash base rents under commenced leases excluding tenant reimbursements as of June 30, 2026 by (ii) 12. On a per square foot basis, ABR is divided by square footage under commenced leases as of June 30, 2026. For all expiration years, ABR is calculated as (i) cash base rents at expiration under commenced leases divided by (ii) square footage under commenced leases as of June 30, 2026. The methodology is the same when calculating ABR per square foot either in place or at expiration for uncommenced leases. Rent data is presented without regard to cancellation options. Where applicable, rental rates converted to USD using the foreign currency exchange rate as of June 30, 2026. For studio properties, ABR reflects actual base rent for the 12 months ended June 30, 2026, excluding tenant reimbursements. ABR per leased square foot calculated as (i) annual base rent divided by (ii) square footage under lease as of June 30, 2026. Average Percent Occupied: For same-store office properties, represents the average percent occupied during the three months ended June 30, 2026. For same-store studio properties, represents the average percent leased for the three months ended June 30, 2026. Backfilled Office Leases: Defined as new leases with respect to occupied space executed on or prior to June 30, 2026, but with commencement dates after June 30, 2026, and within the next eight quarters. Cash Rent Growth: Initial stabilized cash rents on new and renewal leases compared to expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months. Excludes tenants paying percentage rent in lieu of base rent. Consolidated Debt: Consolidated unsecured and secured debt. Consolidated Debt, Net: Similar to consolidated debt, less consolidated cash and cash equivalents and restricted cash. Consolidated Unsecured and Secured Debt: Excludes joint venture partner debt, unamortized deferred financing costs and unamortized loan discounts/premiums related to our registered senior debt. Includes the full amount of debt related to the Hollywood Media Portfolio and 1918 Eighth joint ventures. Diluted Shares: Includes an estimate of the total shares and units issuable under our 2026 Performance Stock Unit (“PSU”) Plan as of quarter end, based on the projected award potential of the program as of the end of the period, calculated in accordance with Accounting Standards Codification (“ASC”) 260, Earnings Per Share. Effective Interest Rate: Interest rate with respect to indebtedness calculated based on a 360-day year for actual days elapsed. Debt with a variable interest rate component reflects SOFR or CORRA as of June 30, 2026, except to the extent that such debt is subject to a rate which has been fixed pursuant to a swap is above the capped rate, in which case the rate is calculated based on the swapped or capped rate, as applicable. Page 14 details our interest rate hedging instruments. We have an option to make an irrevocable election to change the interest rate depending on our credit rating or a specified base rate plus an applicable margin. As of June 30, 2026, no such election had been made.

Page 28 of 32 Definitions (continued) Estimated Stabilized Yield: Calculated as the quotient of estimated NOI and our investment in a property once project stabilizes and initial rental concessions, if any, have elapsed, excluding the impact of leverage. Cash rents related to development and redevelopment projects are expected to increase over time and average cash yields are expected to be greater than estimated initial stabilized yields. Our estimates for cash yields and total costs at completion represent our current estimates, which may be updated upon project completion or sooner, if there are significant changes to expected yields or costs. We caution against placing undue reliance on the estimated stabilized yields which are based solely on our estimates, using data available to us during the development process. The amount of total investment required to reach stabilized occupancy may differ substantially from our estimates due to various factors. We can provide no assurance that the actual stabilized yields will be consistent with the estimated stabilized yields set forth herein. Estimated Project Costs: Estimated project costs exclude interest costs capitalized in accordance with ASC 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340. Estimated Square Feet: Represents management’s estimate of leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. For land properties, square footage represents management’s estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained. Estimated Stabilization Date: Based on management’s estimate of stabilized occupancy (92.0%). Occupancy for stabilization purposes defined as the commencement of cash rental payments. Funds from Operations (“FFO”): We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus HPP’s share real estate-related depreciation and amortization, excluding amortization of deferred financing costs and depreciation of non-real estate assets. The calculation of FFO includes HPP’s share amortization of deferred revenue related to tenant- funded tenant improvements and excludes the depreciation of the related tenant improvement assets. FFO is a non-GAAP financial measure we believe is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs. Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees. However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations. GAAP Effective Rate: Similar to effective interest rate except it includes the amortization of deferred financing costs and loan discounts/ premiums. HPP’s Share: Non-GAAP financial measures calculated as the measure on a consolidated basis, in accordance with GAAP, plus our Operating Partnership’s share of the measure from our unconsolidated joint ventures (calculated based upon the Operating Partnership’s percentage ownership interest), minus our partners’ share of the measure from our consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). We believe that presenting HPP’s share of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because we have several significant joint ventures, and in some cases, we exercise significant influence over, but do not control, the joint venture. In such instances, GAAP requires us to account for the joint venture entity using the equity method of accounting, which we do not consolidate for financial reporting purposes. In other cases, GAAP requires us to consolidate the venture even though our partner(s) own(s) a significant percentage interest. HPP’s Share Debt: Similar to consolidated debt except it includes HPP’s share unconsolidated joint venture debt and excludes partners’ share of consolidated joint venture partner debt.

Page 29 of 32 In-Service Properties: Owned properties, excluding repositioning, redevelopment, development and held for sale properties. Studio development properties are incorporated into the in-service portfolio the earlier of one year following completion or the project’s estimated stabilization date. Office development properties are incorporated into the in-service portfolio the earlier of 92% occupancy or the project’s estimated stabilization date. Net Effective Rent: Weighted average straight-line annual cash rent, net of annualized tenant improvements and lease commissions. Triple net (NNN) and modified gross base rents are adjusted to include estimated annual expenses consistent with those included in comparable full service gross base rents. Net Operating Income (“NOI”): We evaluate performance based upon property NOI from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight- line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses. Office Percent Occupied/Leased: For office properties, calculated as (i) square footage under commenced leases as of June 30, 2026, divided by (ii) total square feet, expressed as a percentage, whereas percent leased includes uncommenced leases. Operating Partnership: The Company conducts all of its operations through the Operating Partnership, Hudson Pacific Properties, L.P., and serves as its sole general partner. As of June 30, 2026, the Company owned 96.6% of the ownership interest in the Operating Partnership, including unvested restricted units. Outstanding Balance: Outstanding debt balances including partners’ share of consolidated entities and excludes unamortized deferred financing costs and loan discounts/premiums. Project Costs: Exclude interest costs capitalized in accordance with ASC 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340. Same-Store Office: Same-store office for the three months ended June 30, 2026 defined as all properties owned and included in our stabilized office portfolio as of April 1, 2025 and still owned and included in the stabilized office portfolio as of June 30, 2026. Same-store office for the six months ended June 30, 2026 defined as all properties owned and included in our stabilized office portfolio as of January 1, 2025 and still owned and included in the stabilized office portfolio as of June 30, 2026. Same-Store Studio: Same-store studio for the three months ended June 30, 2026 defined as all properties owned and included in our stabilized studio portfolio as of April 1, 2025 and still owned and included in the stabilized studio portfolio as of June 30, 2026. Same-store studio for the six months ended June 30, 2026 defined as all properties owned and included in our stabilized studio portfolio as of January 1, 2025 and still owned and included in the stabilized studio portfolio as of June 30, 2026. Straight-Line Rent Growth: Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months. Excludes tenants paying percentage rent in lieu of base rent. Uncommenced Office Leases: Defined as new leases with respect to vacant space executed on or prior to June 30, 2026, but with commencement dates after June 30, 2026 and within the next eight quarters. Definitions (continued)

Page 30 of 32 Non-GAAP Reconciliations Unaudited, in thousands RECONCILIATION OF NET LOSS TO NOI Three Months Ended Six Months Ended 6/30/26 6/30/25 6/30/26 6/30/25 Net loss $ (104,688) $ (87,760) $ (155,592) $ (168,038) Adjustments: Loss from unconsolidated real estate entities 959 205 1,396 1,459 Fee income (964) (1,476) (2,071) (2,835) Interest expense 38,476 48,137 76,470 91,642 Interest income (566) (2,123) (2,215) (2,558) Management services reimbursement income—unconsolidated real estate entities (1,098) (1,123) (2,222) (2,098) Management services expense—unconsolidated real estate entities 1,098 1,123 2,222 2,098 Transaction-related expenses 682 451 783 451 Unrealized loss (gain) on non-real estate investments 840 (212) 2,802 237 Loss (gain) on sale of real estate, net — 16 — (10,007) Impairment loss 50,440 — 50,440 18,476 Loss on extinguishment of debt — 1,637 — 3,495 Loss on lease terminations and other 4,916 93 4,758 85 Income tax provision 394 454 742 648 General and administrative 12,002 27,776 24,577 46,259 Depreciation and amortization 82,133 94,751 162,855 187,836 NOI $ 84,624 $ 81,949 $ 164,945 $ 167,150 Add: HPP’s share NOI from unconsolidated real estate entities 3,122 1,936 5,768 3,803 Less: NOI attributable to non-controlling interests 14,673 16,075 29,665 31,497 HPP’s share NOI $ 73,073 $ 67,810 $ 141,048 $ 139,456 Less: Non-Core Quixote Studios & Services (3,552) — (3,552) — HPP’s share adjusted NOI $ 76,625 $ 67,810 $ 144,600 $ 139,456 NOI Detail Same-store office cash revenues $ 149,229 $ 145,647 $ 293,599 $ 297,464 Straight-line rent 5,459 1,751 10,642 2,590 Amortization of above/below-market leases, net 992 1,016 1,996 1,882 Amortization of lease incentive costs (3,657) (1,384) (6,461) (2,041) Same-store office revenues 152,023 147,030 299,776 299,895 Same-store studios cash revenues 19,733 15,525 39,779 32,729 Straight-line rent (209) 111 (636) (85) Amortization of lease incentive costs (9) (9) (19) (19) Same-store studio revenues 19,515 15,627 39,124 32,625 Same-store revenues 171,538 162,657 338,900 332,520 Same-store office cash expenses 66,608 66,821 133,653 132,917 Straight-line rent 317 367 684 739 Share/unit-based compensation expense 7 10 4 21 Amortization of above/below-market ground leases, net 641 641 1,281 1,281 Same-store office expenses 67,573 67,839 135,622 134,958 Same-store studio cash expenses 12,198 10,474 24,327 21,437 Share/unit-based compensation expense (35) 113 12 144 Same-store studio expenses 12,163 10,587 24,339 21,581 Same-store expenses 79,736 78,426 159,961 156,539 Same-store NOI 91,802 84,231 178,939 175,981 Non-same-store NOI (7,178) (2,282) (13,994) (8,831) NOI $ 84,624 $ 81,949 $ 164,945 $ 167,150

Page 31 of 32 Non-GAAP Reconciliations (continued) Unaudited, in thousands RECONCILIATIONS OF NET LOSS TO ADJUSTED EBITDARE (ANNUALIZED) AND TOTAL UNSECURED AND SECURED DEBT TO CONSOLIDATED DEBT, NET AND HPP’S SHARE DEBT, NET Three Months Ended 6/30/26 6/30/25 Net loss $ (104,688) $ (87,760) Interest income—consolidated (566) (2,123) Interest expense—consolidated 38,476 48,137 Depreciation and amortization—consolidated 82,133 94,751 EBITDA 15,355 53,005 Unconsolidated real estate entities depreciation and amortization 1,727 1,113 Unconsolidated real estate entities interest expense 2,188 886 EBITDAre 19,270 55,004 Share/unit-based compensation expense 1,531 17,887 Straight-line rent receivables, net (4,343) (2,602) Non-cash amortization of above/below-market leases, net (992) (1,017) Non-cash amortization of above/below-market ground leases, net 640 651 Amortization of lease incentive costs 3,666 1,393 Transaction-related expenses 682 451 Unrealized loss (gain) on non-real estate investments 840 (212) Loss on debt extinguishment — 1,637 Loss on sale of real estate, net — 16 Impairment loss 50,440 — Loss on lease terminations and other 4,916 93 Income tax provision 394 454 Other adjustments related to unconsolidated real estate entities 29 (134) Adjusted EBITDAre 77,073 73,621 Prior period property tax refund and non-core Quixote Studios & Services 1,368 475 Adjusted EBITDAre (excluding non-core adjustments) 78,441 74,096 Studio cash NOI (6,106) 831 Office adjusted EBITDAre 72,335 74,927 x Annualization factor 4 4 Annualized office adjusted EBITDAre 289,340 299,708 Trailing 12-month studio cash NOI 16,407 (3,376) Cash adjusted EBITDAre for selected ratios 305,747 296,332 Less: Partners’ share cash adjusted EBITDAre (60,799) (65,339) HPP’s share cash adjusted EBITDAre $ 244,948 $ 230,993 Total consolidated unsecured and secured debt 3,362,850 3,709,000 Less: Consolidated cash and cash equivalents and restricted cash (105,419) (267,127) Consolidated debt, net $ 3,257,431 $ 3,441,873 Less: Partners’ share debt, net (509,823) (620,939) HPP’s share debt, net $ 2,747,608 $ 2,820,934 Consolidated debt, net/cash adjusted EBITDAre for selected ratios 10.7x 11.6x HPP’s share debt, net/HPP’s share cash adjusted EBITDAre for selected ratios 11.2x 12.2x

Page 32 of 32 Non-GAAP Reconciliations (continued) Unaudited, in thousands RECONCILIATIONS OF TOTAL ASSETS TO HPP’S SHARE UNDEPRECIATED BOOK VALUE AND TOTAL UNSECURED AND SECURED DEBT TO HPP’S SHARE DEBT, NET 6/30/26 6/30/25 Total assets $ 7,170,406 $ 8,126,052 Add: Accumulated depreciation 2,155,064 1,959,422 Add: Accumulated amortization 218,369 199,071 Less: Partners’ share consolidated undepreciated book value (1,196,397) (1,405,676) Less: Investment in unconsolidated real estate entities (250,595) (242,785) Add: HPP’s share unconsolidated undepreciated book value 379,455 371,926 HPP’s share undepreciated book value $ 8,476,302 $ 9,008,010 Total consolidated unsecured and secured debt $ 3,362,850 $ 3,709,000 Less: Consolidated cash and cash equivalents and restricted cash (105,419) (267,127) Consolidated debt, net $ 3,257,431 $ 3,441,873 Less: Partners’ share debt, net (509,823) (620,939) HPP’s share debt, net $ 2,747,608 $ 2,820,934 HPP’s share debt, net/HPP’s share undepreciated book value 32.4% 31.3%